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                                                                    EXHIBIT 99.2

                      IN THE UNITED STATES DISTRICT COURT

                           FOR THE DISTRICT OF OREGON

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
IN RE ASSISTED LIVING CONCEPTS,                             )
INC. SECURITIES LITIGATION                                  )        Lead Case No. 99-167
                                                            )        (Consolidated cases)
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                           TRANSCRIPT OF PROCEEDINGS
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          BE IT REMEMBERED That the above-entitled matter came on regularly for settlement on the record in the United States District Court, for the District of Oregon, on Friday, the 1st day of September, 2000, before the HONORABLE
MICHAEL A. HOGAN.

APPEARANCES:

Mr. Gary M. Berne and Mr. David F. Rees,
Attorneys at Law,
On behalf of the plaintiffs;

Mr. Barnes H. Ellis, Attorney at Law,
On behalf of the defendants;

Mr. John Patterson and Mr. John H. FitzSimons,
Attorneys at Law,
On behalf of National Union Insurance Company;

Mr. John H. Holmes and Mr. William D. Okrent,
Attorneys at Law,
On behalf of CHUBB and National Union Insurance Company;

Mr. Gilbert D Jensen, Attorney at Law,
On behalf of Federal Insurance Company.
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                           TRANSCRIPT OF PROCEEDINGS

          THE COURT:  All right.  We'll go on the record.

          This hearing is to place on the record the agreed settlement of several cases pending in this court concerning Assisted Living Concepts, Inc.
                                               ------------------------------
Securities Litigation.  The lead case number is 99-167-AA.
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          The settlement we are putting on the record constitutes a settlement of all the claims among the parties with the exception of the plaintiffs' claims against KPMG Peat Marwick, LLP. And consideration of that matter is reserved for another day.

          Among the other parties present, we have agreed to the following settlement:

          I will go off the record just a second.

          (A discussion was had off the record.)

          THE COURT:  Okay.  We'll go back on the record.

          The terms of the settlement are set out in part in a memorandum of understanding dated July 3, signed by the plaintiffs and the underwriter defendants, and in part an August 29, 2,000 letter as amended from Max Berger to John Patterson, and in part as follows:

          National Union Fire Insurance Company of Pittsburgh, Pennsylvania, will pay the sum of one million dollars to the plaintiffs in October, which will reduce their ten million dollar limits payment which was anticipated to be due in January. That company will also pay one million dollars to Assisted Living Concepts to compensate for attorneys fees in November, which will also reduce the ten million dollar limits by that amount.

          The Assisted Living Concepts and National Union and the Federal Insurance Company or Chubb will resolve coverage disputes among themselves as follows: The parties will participate in an early mediation with an agreed upon mediator. If the mediation is not successful, the parties are sent to binding Triple A arbitration to be conducted in Denver, Colorado.

          The damages of recovery on these coverage issues is limited to a four million dollar cap, and if there is a recovery to the insurance companies, it will be split evenly 50/50 between National Union and Chubb.

          The coverage disputes will not result in any recovery from the individual defendants, in any case, and does not apply to them. They will be completely released by all parties for the claims involved in the litigation.

          The declaratory judgment actions filed in this case by National Union in Las Vegas, Nevada and the declaratory judgment action filed by Assisted Living Concepts in this court will be dismissed.

          The parties agree to what we have colloquially referred to as a czar clause, which means that this case is settled upon the parties agreeing to the terms of the settlement as I am placing them on the record today. And if there are disputes in language and finalizing the paperwork memorializing the settlement, the parties agree that will be submitted to me for decision upon procedures I deem appropriate without possibility of appeal.

          The November payment of one million dollars from National Union to Assisted Living Concepts for attorneys fees will be the occasion of Assisted Living Concepts agreeing to add a fifth payment in the sum of one million dollars to the sums being paid to plaintiffs. Any sums recovered in the coverage mediation arbitration will be subordinated to Assisted Living Concepts' obligations to plaintiffs in the settlement of these actions and new --

          Let's go off the record.

          (A discussion was had off the record.)

          THE COURT: Go back on the record. And new -- or refinancing of existing obligations.

          Now, counsel, we have been working on this for three days. Have I left out something?

          MR. BERNE:  Judge, I have a few things.  This is Gary Berne.

          THE COURT:  Yes.

          MR. BERNE:  Do you want to talk about these off the record first?

          THE COURT:  I think so.  We'll go off the record.

          (A discussion was had off the record)

          THE COURT:  We'll go on the record.  All right.

          In addition, the one million dollar October and November payments from National Union to the plaintiffs and ALC respectively will be due and payable on the 15th of their respective month.

          Next, National Union and Federal Insurance Company will sign the 8/29 Berger letter. Next, ALC --

          MR. ELLIS:  Is that as interlineated?
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          THE COURT:  As interlineated.

          Next, ALC will sign the July 3 memorandum of understanding.

          Next, there will be no payment from ALC to National Union and Federal until 90 days after ALC's last payment to the plaintiffs under the memorandum of understanding.

          Next, Paragraph 5 of the Berger letter is modified to add the words, "or after ALC has made its final payment to plaintiffs, comma, whichever is later, period."

          And next, except for the claims and defenses to be decided in the dispute resolution process that I have previously referred to, all parties release each other from any court and/or contract claims relating to this dispute with full releases, full and complete releases.

          Next, the fifth or last payment from ALC to the plaintiffs of one million dollar is payable 90 days after the last previously scheduled payment under the memorandum of understanding. We'll go off the record for a minute.

          (A discussion was had off the record.)

          THE COURT:  Go back on the record.

          Next, the contingency of approval by National Union and Federal Insurance Companies in a memoranda of understanding is satisfied subject to the issues to be resolved in the dispute resolution mechanism that I have previously described.

          Next, the references to National Union Insurance Company in the August 29 letter also include references to Federal Insurance Company.

          Off the record.

          (End of proceedings reported by Kristi Anderson)

          (The following proceedings were reported by Deborah Wilhelm; September 1, 2000, 3:4l p.m.)

          THE COURT: The next provision of the settlement is as follows: In accordance with the settlement, I find that the rights to the insurance proceeds now belong to the individual defendants and no longer belong to ALC and shall become the property of plaintiffs pursuant to the settlement.

          The payment by National Union and Federal of their policy limits pursuant to this agreement constitutes exhaustion of the National Union and Federal policy limits, and ALC has no further rights to the payment of any such proceeds.

          In the event of any future bankruptcy proceeding of ALC, ALC shall not be construed to have any rights to or ownership interest in the insurance proceeds being paid pursuant to this settlement.

          The next provision of the settlement is as follows: The carriers represent and warrant that the agreement to pay on behalf of the individual defendants is completely unconditional and is earmarked for payment into the escrow account to be established by plaintiffs' co-lead counsel in connection with this settlement, subject to be set aside only if the Court does not grant final approval of the settlement; the carriers will pay the amount set forth in accordance with paragraph 1(c), regardless of the status of any current or future claim by the carriers or current or future litigation commenced by the carriers, or anyone acting on their behalf, against ALC, the individual defendants or any other party or non-party to this settlement agreement in connection with, arising out of or relating to the matters complained of in this action and/or the policies, (any such claim or litigation shall be referred to as the carriers' litigation); in the event that the carriers were to obtain a judgment against ALC or the individual defendants in the carriers' litigation or under any other circumstances, no steps to enforce or collect upon such a judgment will be taken until more than 90 days after the carriers have fully satisfied their payment obligations to plaintiffs, or 90 days after ALC final payment on the note whichever is later; the carriers' obligation to pay $20 million to plaintiffs under the terms of the policies shall survive the filing of any case by or against the ALC defendants, or any of them, brought under Title 11 of the United States Code either voluntarily, involuntarily or otherwise; the carriers agree that any claim the carriers may have against any defendant in this action is effectively and completely subordinate to the claims that plaintiffs presently have pursuant to this settlement agreement and the claims that plaintiffs may have in the future regarding collection of the note, regardless of the priority that the carriers' claims or the plaintiffs' claims would otherwise receive under applicable state or federal law, including the bankruptcy laws of the United States, and the carriers agree to enter into a subordination agreement; and the payment being made by the carriers is being made solely on behalf of the individual defendants and not on behalf of ALC; and the carriers acknowledge and consent to the assignment by the ALC defendants of any and all of their rights and interests in the policies and the proceeds of the policies set forth below in paragraph 5.

          5. Additional representations, warranties and assignments of the ALC defendants: The ALC defendants hereby warrant and represent that, except as necessary to defend themselves in an action currently pending or brought in the future by the carriers, all of the ALC defendants' rights, title and interest to the policies, and the proceeds resulting from the policies, are hereby knowingly and permanently disclaimed and assigned to plaintiffs -- Off the record for a second.

          (Discussion held off the record.)

          THE COURT: Except as to coverage as exists pursuant to endorsement Number 31, (reinstatement of limit), unless and until the Court refuses to approve the settlement. ALC hereby warrants and represents that it has no other direct or indirect ownership rights to the policies or the proceeds of the policies, and that the policies and proceeds belong solely to the individual defendants, who have hereby assigned such rights to plaintiffs. If and to the extent that ALC has any direct or indirect ownership rights to the policies or the proceeds of the policies, ALC hereby knowingly and permanently disclaims and assigns to plaintiffs any such rights, except as to coverage as exists pursuant to Endorsement Number 11 (reinstatement of limit), unless and until the Court refuses to approve the settlement. The ALC defendants acknowledge and consent to the representations and the warranties of the carriers set forth in paragraph 4 above.

          The next provision of the settlement is that the fifth payment from ALC to the plaintiffs, the $1 million referenced earlier, will be subject to the same security requirements as the other payments from ALC to the plaintiffs as set forth in the referenced memorandum of understanding.

          Are there any other provisions of the settlement, Counsel?

          Hearing none, Mr. Berne, do you agree to this settlement for the plaintiffs?

          MR. BERNE:  Yes, Your Honor.

          THE COURT: And, Mr. Ellis, do you agree to this settlement for Assisted Living Concept?

          MR. ELLIS:  Yes

          THE COURT: And, Mr. FitzSimons, do you agree with this settlement for National Union Fire Insurance Company?

          MR. FITZSIMONS:  Yes, Your Honor.

          THE COURT: And, Mr. Jensen, do you agree with this settlement for Federal Insurance Company?

          MR. JENSEN:  Yes, Your Honor.

          THE COURT: Congratulations for all your hard work. I realize there are -- it's been a great pleasure. We've had our little issues to consider, but that's to be expected with something as complicated and difficult as this. I appreciate the chance to work with all of you.

          I know there are a few other little issues remaining, I'm one of those people that's in for a dime, out for a dollar, so if I can help on those along the way, give me a call. We'll address the Peat Marwick issues in a few months. Anything further? All right.

          (The proceedings were concluded at 3:55 p.m.)
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                                  CERTIFICATE

We certify that the foregoing is a correct transcript train the record of proceedings in the above-entitled matter.

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
/s/ Kristi Anderson                              /s/ Deborah Wilhelm
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
Kristi Anderson                                  Deborah Wilhelm
CSR Certificate No. 90-0058                      CSR Certificate No. 00-0363
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